UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2014

CHRYSLER GROUP LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-54282	27-0187394
(Commission File Number)	(IRS Employer Identification No.)

1000 Chrysler Drive, Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 512-2950

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 3, 2014, Chrysler Group LLC announced U.S. retail sales of Chrysler Group vehicles in August 2014, as set forth in the table below. Chrysler Group reported finishing the month of August 2014 with a 64 days supply of inventory (471,930 units). U.S. industry sales figures for August 2014 were internally projected at an estimated 17.4 million units Seasonally Adjusted Annual Rate (SAAR).

Chrysler Group LLC U.S. Sales Summary August 2014

	Month Sales		Vol %	Sales CYTD		Vol %
Model	Curr Yr	Pr Yr	Change	Curr Yr	Pr Yr	Change
500	3,329	2,976	12%	23,879	26,868	-11%
500L	33	1,214	-97%	8,262	2,717	204%
FIAT BRAND	3,362	4,190	-20%	32,141	29,585	9%

200	10,810	10,139	7%	64,147	93,276	-31%
300	4,887	5,909	-17%	34,827	39,150	-11%
Town & Country	14,065	12,630	11%	95,311	80,069	19%
CHRYSLER BRAND	29,762	28,678	4%	194,285	212,495	-9%

Compass	4,749	5,249	-10%	43,252	37,249	16%
Patriot	9,120	7,170	27%	60,841	52,857	15%
Wrangler	17,988	15,825	14%	120,113	107,957	11%
Liberty	0	19	-100%	0	6,067	-100%
Grand Cherokee	18,674	17,976	4%	123,456	113,791	8%
Cherokee	18,235	0	NEW	113,494	0	NEW
JEEP BRAND	68,766	46,239	49%	461,156	317,921	45%

Dart	8,390	6,901	22%	53,840	57,914	-7%
Avenger	2,905	6,351	-54%	47,686	73,500	-35%
Charger	8,211	7,448	10%	63,517	64,629	-2%
Challenger	4,182	4,392	-5%	34,757	38,645	-10%
Viper	38	61	-38%	438	381	15%
Journey	9,147	8,890	3%	63,456	57,834	10%
Caravan	11,257	12,569	-10%	92,796	80,624	15%
Durango	5,765	6,246	-8%	43,447	39,686	9%
DODGE BRAND	49,895	52,858	-6%	399,937	413,258	-3%

Ram P/U	43,775	33,009	33%	283,256	234,642	21%
Cargo Van	1,161	578	101%	6,812	6,085	12%
ProMaster Van	1,658	0	NEW	8,582	0	NEW
RAM BRAND	46,594	33,587	39%	298,650	240,727	24%

TOTAL CHRYSLER GROUP LLC	198,379	165,552	20%	1,386,169	1,213,986	14%
TOTAL CAR	42,752	44,177	-3%	323,091	394,408	-18%
TOTAL TRUCK	155,627	121,375	28%	1,063,078	819,578	30%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2014

CHRYSLER GROUP LLC
(Registrant)

/s/ Reid Bigland
Reid Bigland
Senior Vice President